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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                January 4, 2001
                           -------------------------
                                Date of Report
                       (Date of Earliest Event Reported)


                           ONYX SOFTWARE CORPORATION
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Washington                    0-25361                   91-1629814
   -----------------------     -----------------------     ---------------------
(State or Other Jurisdiction    (Commission File No.)           (IRS Employer
    of Incorporation)                                        Identification No.)

      3180 -139th Avenue SE, Suite 500, Bellevue, Washington  98005-4091
    ----------------------------------------------------------------------
            (Address of Principal Executive Offices)          (Zip Code)

                                (425) 451-8060
           ---------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                     None
     --------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     On January 5, 2001, Onyx Software Corporation announced that it had entered into a firm underwritten equity facility (FUEL(TM)) arrangement with Ramius Securities, LLC, a registered broker-dealer wholly owned by Ramius Capital Group, LLC. Under the terms of an underwriting agreement, Ramius Securities is obligated to sell, on a best-efforts basis and at Onyx's election from time to time, an aggregate of up to $30 million of Onyx common stock during one or more 10-trading-day selling periods. Onyx may select the starting date of any selling period and the dollar amount of shares to be sold in that period, subject to a limitation based on the daily trading volumes of Onyx common stock on the Nasdaq National Market. Ramius Securities will sell the Onyx common stock at market prices prevailing at the time of sale, but not below a minimum sales price to be set by Onyx for each selling period. For each trading day during a selling period, Onyx will pay to Ramius Securities an underwriting commission equal to the difference, if any, between (a) the gross proceeds from the sales of common stock on that day and (b) the aggregate number of shares sold on that day multiplied by a dollar amount equal to 96.5% of the day's volume-weighted average price per share of Onyx common stock on the Nasdaq National Market. Sales under the facility are expected to be made under Onyx's shelf registration statement on Form S-3, previously filed with the Securities and Exchange Commission on November 21, 2000. Ramius Securities has the option for each selling period to sell up to an additional 10% of the amount of shares specified by Onyx for that selling period. In addition, Onyx has granted Ramius Securities a purchase option, exercisable at any time before January 4, 2003 and notwithstanding any termination of the underwriting agreement, to purchase up to $300,000 of Onyx common stock at a price of $12.4875 per share. The underwriting agreement will terminate in two years but may be canceled by Onyx at any time.

     Under the terms of a related stand-by purchase agreement with Ramius Capital Group, LLC, if Ramius Securities fails to sell the requisite amount of shares during a given selling period pursuant to the terms of the underwriting agreement, Ramius Capital Group is obligated to purchase the remaining shares at a purchase price equal to 96.5% of the volume-weighted average price per share of Onyx common stock on the Nasdaq National Market on the trading day immediately following that selling period, so long as specified price and volume limitations are met.

     Both Ramius Securities and Ramius Capital Group are prohibited by the terms of the facility from engaging in any short-selling activities with respect to Onyx common stock. The facility does not preclude Onyx from issuing shares in other transactions (other than "at the market" transactions) should Onyx find those transactions to be advantageous.

     The underwriting agreement and the stand-by purchase agreement are attached as Exhibits 1.1 and 10.1 to this report and are incorporated into this report by reference. This summary of the provisions of the agreements is not complete and you should refer to the

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exhibits for a copy of the actual agreements. A copy of the press release dated
January 5, 2001 relating to the announcement of the equity facility is attached as Exhibit 99.1 and is incorporated into this report by reference.

Item 7.   Financial Statements, Pro Forma Information and Exhibits

(c)  Exhibits

1.1 Common Stock Underwriting Agreement dated as of January 4, 2001, between Onyx Software Corporation and Ramius Securities, LLC.

10.1 Stand-By Purchase Agreement dated as of January 4, 2001, between Onyx Software Corporation and Ramius Capital Group, LLC.

99.1  Press Release dated January 8, 2001.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ONYX SOFTWARE CORPORATION


Dated: January 8, 2001                 By:    /s/  Amy E. Kelleran
                                           -------------------------------------
                                                 Amy E. Kelleran

                                                 Interim Chief Financial Officer
                                                 and Assistant Secretary

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                                 EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

     1.1 Common Stock Underwriting Agreement dated as of January 4, 2001, between Onyx Software Corporation and Ramius Securities, LLC.

    10.1 Stand-By Purchase Agreement dated as of January 4, 2001, between Onyx Software Corporation and Ramius Capital Group, LLC.

    99.1          Press Release dated January 8, 2001.

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